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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) OCTOBER 18, 1996
                                                       ---------------


                                 ECOGEN INC.
                                 -----------
           (Exact Name of Registrant as specified in its charter.)


DELAWARE                      1-9579                       22-247948
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(State or other               (Commission File             (IRS Employer
jurisdiction of               Number)                      Identification No.)
incorporation)



          2005 CABOT BOULEVARD WEST, LANGHORNE, PENNSYLVANIA  19047
          ---------------------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code  (215) 757-1590
                                                         ---------------


                               Not Applicable
    --------------------------------------------------------------------
        (Former name or former address, if changed since last report)
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Item 5.  Other Events


         Ecogen Inc. recently announced that design problems with manufacturing equipment developed specifically to produce a new formulation for its biological pesticides will result in a shortage of product in the marketplace during its fourth quarter of fiscal 1996, ending October 31.

 Sales of CRYMAX(R), a bioinsecticide developed to control pests in vegetable, tree, fruit and vine crops in California and Florida, and of Aspire(TM), a biofungicide for postharvest rot control in citrus and pome fruits, will be significantly lower than originally expected. Very limited quantities of CRYMAX will be available for sale in the Company's fourth quarter which represents the key months in the fall vegetable market in Florida and California, resulting in lost product revenues for Ecogen. No Aspire will be available for sale during the fourth quarter of fiscal 1996. The Company, working with its distributors, has rescheduled the Aspire sales in the first quarter of fiscal 1997. Due principally to these factors, overall product sales and gross margins will be lower than the comparable fourth quarter of fiscal 1995 and the Company will not meet its prior estimate of breakeven for its 1996 fiscal year.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:    October 18, 1996                  ECOGEN INC.


                                           BY:/s/ JAMES P. REILLY, JR.
                                              --------------------------
                                           Name:   James P. Reilly, Jr.
                                           Title:  Chairman and
                                                   Chief Executive Officer